Confidential Treatment Requested by CytomX Therapeutics, Inc.

Exhibit 10.3

THIRD AMENDMENT TO THE

CD71 CO-DEVELOPMENT AND LICENSE AGREEMENT

This Third Amendment (the “Amendment”) to the CD71 Co-Development and License Agreement dated April 21, 2016, as amended (the “Agreement”) by and between CytomX Therapeutics, Inc., a corporation organized under the laws of Delaware (“Licensor”) and AbbVie Ireland Unlimited Company, an unlimited company organized under the laws of Ireland (“AbbVie” ) is effective as of January 3, 2018. Licensor and AbbVie are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, AbbVie and Licensor entered into the Agreement pertaining to the Development and Commercialization of certain CD71 PDCs and Licensed Products;

WHEREAS, under Section 2.1.2(c) of the Agreement, the JRC is authorized to review and approve certain amendments to the CD71 IND Success Criteria;

WHEREAS, on December 14, 2017, the JRC approved certain amendments to the CD71 ND Success Criteria as reflected in the attached Exhibit A;

WHEREAS, AbbVie and Licensor desire to amend the CD71 IND Success Criteria under Schedule 1.49 of the Agreement as further described hereunder.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.	Any capitalized terms not defined in this Amendment shall have the meaning set forth in the Agreement.
2.	Schedule 1.49 of the Agreement is deleted in its entirety and replaced with the attached Exhibit A.
3.

Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Amendment may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures. This Amendment is the product of both of the Parties hereto and, in the event of a dispute over its interpretation, the language of the Amendment will not be construed against one Party in favor of the other. This Amendment together with the Agreement constitutes the entire agreement between such Parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the Parties with regard to the transactions contemplated herein.  From the date hereof, any reference to the Agreement shall be deemed to refer to the Agreement as amended by this Amendment.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed by its authorized representative in its name and on its behalf.

CYTOMX THERAPEUTICS, INC.		ABBVIE IRELAND UNLIMITED COMPANY

By:	/s/ Debanjan Ray	By:	/s/ Scott T. Reents

Name:	Debanjan Ray	Name:	Scott T. Reents

Title:	CFO	Title:	Director

Date:	1/5/2018	Date:

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

EXHIBIT A

Schedule 1.49

[***]

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.